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                                                                     EXHIBIT 8.1


                                                     October 19, 2000




Ford Credit Auto Receivables  Two L.P.
One American Road
Dearborn, MI 48126

                           Re:      Registration Statement on Form S-1
                                    Registration No.  333-39544

Dear Ladies and Gentlemen:

         We have acted as special counsel to Ford Credit Auto Receivables Two L.P. as Seller (the "Seller") in connection with the issuance of the Class A-1 Floating Rate Asset Backed Notes, Class A-2 6.56% Asset Backed Notes, Class A-3 6.58% Asset Backed Notes, Class A-4 Floating Rate Asset Backed Notes and the Class A-5 Floating Rate Asset Backed Notes (collectively, the "Notes") by Ford Credit Auto Owner Trust 2000-F (the "Issuer") pursuant to the terms of, an Indenture dated as of October 1, 2000 (the "Indenture") between the Issuer and The Chase Manhattan Bank as Indenture Trustee. The Notes will be sold to the underwriters (the "Underwriters") who are parties to an underwriting agreement (the "Underwriting Agreement") between the Seller and Deutsche Bank Securities Inc., as representative of the underwriters. Terms not otherwise defined herein have the meanings assigned to them in the Prospectus (as defined below).

         In this connection, we have examined and relied upon the registration statement for the Notes on Form S-1, Registration No. 333-39544, filed with the Securities and Exchange Commission (the "SEC") on June 16, 2000, Amendment No. 1 thereto filed with the SEC on October 16, 2000 and Amendment No. 2 thereto filed with the SEC on October 19, 2000 (collectively, the "Registration Statement"), including (i) the form of prospectus included therein (the "Prospectus"), (ii) the form of the Indenture, (iii) the form of the Trust Agreement, (iv) the form of the Purchase Agreement, (v) the form of the Sale and Servicing Agreement and
(vi) such other documents as we have deemed necessary or appropriate as a basis for the opinion set



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Ford Credit Auto Receivables Two L.P.
October 19, 2000
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forth below, and we have assumed (i) that such documents will not be amended and
(ii) that the parties to such documents will comply with terms thereof.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity for the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements, representations, and certifications of officers and other representatives of the Seller, the Servicer, the Underwriters, and others including, in particular, (i) certain calculations performed by Deutsche Bank Securities Inc. and (ii) a representation of other Servicer regarding the reasonableness of certain fees payable to it.

         In rendering our opinion, we have also considered and relied upon the Internal Revenue Code of 1986, as amended, and administrative rulings, judicial decisions, regulations, and such other authorities as we have deemed appropriate, all as in effect as of the date hereof. The statutory provision, regulations, interpretations, and other authorities upon which our opinion is based are subject to change, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion will not be taken by the Internal Revenue Service.

         We express no opinions as to the laws of any jurisdiction other than federal laws of the United States of America to the extent specifically referred to herein.

         Based upon and subject to the foregoing, we are of the opinion that the statements in the Prospectus under the headings "Summary of Terms of the Securities-Tax Status" and "Federal Income Tax Matters," subject to the qualifications set forth therein, accurately describe the material federal income tax consequences to holders of Notes, under existing law and the assumptions stated therein.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Skadden, Arps, Slate Meagher & Flom LLP under the caption "Federal Income Tax Matters" in the Prospectus.



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Ford Credit Auto Receivables Two L.P.
October 19, 2000
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                                                   Very truly yours,



                                                   /s/ Skadden, Arps, Slate,
                                                   Meagher & Flom LLP